Company No.: LL03286

THE OFFSHORE COMPANIES ACT 1990
FEDERAL TERRITORY OF LABUAN

Memorandum

And

Articles of Association

of

FLEXTRONICS SALES & MARKETING NORTH ASIA (L) LTD

Incorporated on the 17th day of June 2002

FEDERAL TERRITORY OF LABUAN
THE OFFSHORE COMPANIES ACT 1990

Exempted from stamp duty via Stamp Duty (Exemption) Order 2000 dated 17/01/2000 P.U.(A)9

MEMORANDUM OF ASSOCIATION
OF
FLEXTRONICS SALES & MARKETING NORTH ASIA (L) LTD

1. The name of the Company is **FLEXTRONICS SALES & MARKETING NORTH ASIA (L) LTD**.

2. The registered office of the Company will be situated in the Federal Territory of Labuan, Malaysia.

3. The objects for which the Company is established are to engage in any act or activity that is not prohibited under any law for the time being in force in the Federal Territory of Labuan including but not limited to:

(1) To buy, sell and deal in and with goods, wares and merchandise of every kind and description, to carry on a general trading and commercial business and to enter into contracts, agreements and arrangements of any and all kinds with any person, corporations, partnership, firm or association.

(2) To carry on, establish, promote, develop and manage all or any of the businesses of investors, capitalists, financiers, promoters, concessionaires, general commission agents, brokers, merchants, importers, exporters, indentures, buying agents, arrangers and dealers in goods, commodities and products of all kinds and to carry on and execute all kinds of financial, commercial and trading transactions whether as principals, agents or otherwise.

(3) To carry on any business, other than a business which is prohibited by the Offshore Companies Act 1990 or the regulations from being carried on, which may seem to the Company capable of being conveniently carried on or calculated directly or indirectly to enhance the value of or render profitable any of the Company's property or rights.

(4) To carry on the business of holding of investments in securities, stock, shares, loans, deposits, debentures, debenture bonds, notes, obligations and every other kind and description of movable and immovable properties on its own behalf in any part of the world so long as they are not prohibited by or under the Offshore Companies Act 1990 or the regulations made thereunder or otherwise by any written law of Malaysia.

(5) To act as a holding company and hold participations in other companies, listed and unlisted, in Asia and Europe, and to buy and sell shares and participations in such other companies.

(6) To carry on the business and activities of management consultants and to render management, industrial, commercial, technical, financial, secretarial, public relations, industrial relations and other related services to any person, firm or corporation engaged in any business, trade or activities.

(7) To carry on the business of advertising contractors and agents; to acquire and dispose of advertising time, space or opportunities in any media; to undertake advertising and promotional campaigns of every nature; to acquire and provide promotional requisites of every kind and description; and to carry on any other business which may be usefully carried on in connection with such business; and to acquire and undertake the whole or any part of the business, property, and liabilities of any person or company carrying on business as such contractors or agents, or any other business which may be usefully carried on in connection therewith.

(8) To enter into or be a party to any transaction or document.

(9) To acquire, hold, dispose of or deal with any information or rights or property of any kind.

(10) To acquire, hold, dispose of or deal with the whole or any part of the undertaking of any other company.

(11) To dispose of or otherwise deal with the whole or any part of its undertaking or business.

(12) To assume any duties, obligations or liabilities.

(13) To acquire any rights or interests.

(14) To provide or procure provision of any services.

(15) To lend and borrow.

(16) To procure its registration or recognition in any place outside Labuan.

(17) To create and extinguish liabilities and rights and interests.

(18) To issue shares, debentures and options, and to take shares, debentures and options and to redeem and forfeit the same.

(19) To employ or retain persons in and about its business or the business of any other company or person.

(20) To give indemnities and guarantees and obtain indemnities and guarantees.

(21) To take out insurance of all kinds whether over property or rights of the Company or not.

(22) To promote any other company.

(23) To make gifts, donations and wagers, which may lawfully be made, whether the same may, or may not, be for the purpose of advancing its business.

(24) By way of settlement or other dealing or disposition, to give the right to a person not a member of the Company to share in the whole or any part of its gains or profits to the exclusion of its members, provided that in exercising such power no distribution of gains or profits shall be made pursuant to such settlement, disposition or other dealing which would exceed the amount properly distributable as a dividend or properly capable of being returned as capital surplus were such distribution a distribution to some or to all of the members of the Company.

(25) To do any of the things which it may do in association with any other person and as principal or agent or as trustee or for its own behalf.

(26) To promote any other business.

(27) To do all such things as are incidental or conducive to the exercise of the powers of the Company.

(28) To do all other things which are not prohibited by or under the Offshore Companies Act 1990 or the regulations made thereunder or otherwise by any written law of Malaysia.

4. EXCLUSIONS

(i) The Company may not:

(a) carry on business with a resident of Malaysia except as permitted by the Offshore Banking Act 1990 or by the Labuan Offshore Financial Services Authority;

(b) carry on banking business except as permitted by the Offshore Banking Act 1990;

(c) carry on business in the Malaysian currency except for defraying its administrative and statutory expenses and where section 147 of the Offshore Companies Act 1990 applies;

(d) carry on business as an insurance or reinsurance company except as permitted by the Offshore Insurance Act 1990;

(e) carry on shipping operations in Malaysia; or

(f) carry on any business of a trust company.

(ii) For purposes of Clause 4(i)(a), the Company shall not be treated as carrying on business with persons resident in Malaysia if:

(a) it makes or maintains deposits with a person carrying on business within Malaysia by reason only that:

(b) it makes or maintains professional contact with any counsel and attorney, accountant, book-keeper, trust company, domestic company wholly owned by a trust company made available by the trust company to act or be appointed as a resident director or a resident secretary of an offshore company, management company, investment adviser or other similar person carrying on business within Malaysia;

(c) it prepares or maintains books and records within Malaysia;

(d) it holds, within Malaysia, meetings of its directors or members;

(e) it acquires or holds any lease of any property for the purposes of its operation or as accommodation for its officers or employees;

(f) it holds shares, debt obligations or other securities in a company incorporated under the Offshore Companies Act 1990 or in a domestic company in accordance with section 147 of the Offshore Companies Act 1990, or it holds shares, debt obligations or other securities for the purposes of a transaction entered into in the ordinary course of business in connection with the lending of money; or

(g) a resident of Malaysia holds shares in the Company.

5. The shares in the Company shall be issued in the currency of the **United States of America**.

6. The authorised capital of the Company is **USD10,000.00** divided into **10,000** shares with a par value of **USD1.00** each.

7. The shares shall be divided into such number of classes and series as the Company shall by special resolutions from time to time determine and until so divided shall comprise one class and series.

8. The Company shall, by special resolutions have the power to issue any class or series of shares that the Company is authorised to issue in its capital, original or increased, with or subject to any designations, powers, preferences, rights, qualifications, limitations and restrictions.

9. Members of the Company shall be liable to the Company for the amount unpaid on their shares but their liability as members is limited to the amount, if any, unpaid on the shares held by them.

10. The Company by special resolutions shall have the power to amend or modify any of the conditions contained in this Memorandum of Association and to increase or reduce the capital, to consolidate or sub-divide the shares into shares of larger or smaller amounts and to issue all or any part of the original or any additional capital as fully paid or partly paid shares, and with any special or preferential rights or privileges, or subject to any special terms or conditions and either with or without any special designation, and also from time to time to alter, modify, commute, abrogate or deal with any such rights, privileges, terms, conditions or designations in accordance with the Articles for the time being of the Company or in any way which may be permitted by law.

We, the undersigned whose names and addresses are subscribed are desirous of being formed into a company pursuant to this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our names:

Name, Address and Description of Subscribers	No. of shares taken
Noblehouse International Trust Sdn. Bhd. (Registered Trust Company) Level 10, Wisma Oceanic Jalan OKK Awang Besar 87007 Labuan F.T. Malaysia (Subscribed on its behalf by Mr. Chin Chee Kee NRIC No. 550320-12-5053, Director of Noblehouse International Trust Sdn. Bhd.)	One
Total Number of Shares taken	One

Dated this 17th day of June 2002.

Witness to the above signature:

Lim Sok Kim
NRIC No.: 550915-02-5748
Level 10, Wisma Oceanic
Jalan OKK Awang Besar
87007 Labuan F.T.
Malaysia

FEDERAL TERRITORY OF LABUAN
THE OFFSHORE COMPANIES ACT 1990

Exempted from stamp duty via Stamp Duty (Exemption) Order 2000 dated 17/01/2000 P.U.(A)9

ARTICLES OF ASSOCIATION OF FLEXTRONICS SALES & MARKETING NORTH ASIA (L) LTD

INTERPRETATION

1. Reference in these Articles to the Act shall mean the Offshore Companies Act 1990. The following Articles shall constitute the Articles of Association of the Company. In these Articles words and expressions defined in the Act shall have the same meaning and unless otherwise required by the context, the singular shall include the plural and vice versa, the masculine shall include the feminine and neuter genders and references to persons shall include corporations and all legal entities capable of having a legal existence.

SHARES

2. The authorised capital of the Company is **USD10,000.00** divided into **10,000** shares with a par value of **USD1.00** each.

3. Every person whose name is entered as a member in the share register being the holder of shares, shall without payment, be entitled to a certificate signed by a Director and a Secretary if there is only one (1) Director in the Company and signed by two (2) Directors if there is more than one (1) Director, under the Common Seal of the Company, specifying the share or shares held and the par value thereof, provided that in respect of a share, or shares, held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

4. If a certificate is worn out or lost it may be renewed on production of the worn out certificate, or on satisfactory proof of its loss together with such indemnity as the directors may reasonably require. Any member receiving a share certificate shall indemnify and hold the Company and its officers harmless from any loss or liability which it or they may incur by reason of wrongful or fraudulent use or representation made by any person by virtue of the possession of such certificate.

SHARE CAPITAL AND VARIATION OF RIGHTS

5. Subject to the provisions of these Articles, the unissued shares of the Company (whether forming part of the original or any increased capital) shall be at the disposal of the Directors who may offer, allot, grant options over or otherwise dispose of them to such persons at such times and for such terms and conditions as the Directors may determine.

6. (a) Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share in the Company may be issued at a premium or with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Directors may from time to time determine.

(b) The Directors shall have power to issue options over unissued shares upon such terms and conditions as they shall think fit.

7. Subject to the provision of the Act in this regard, shares may be issued on the terms that they are redeemable, or, at the option of the Company, are liable to be redeemed on such terms and in such manner as the Directors before or at the time of the issue of the shares may determine.

8. The Directors may redeem any such shares at a premium.

9. If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of the shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of not less than three-fourths of the issued shares of that class and of the holders of not less than three-fourths of the issued shares of any other class of shares which may be affected by such variation.

10. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

11. Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these Articles or by law otherwise provided) and other rights in respect of any share except an absolute right to the entirety thereof by the registered holder.

TRANSFER OF SHARES

12. Subject to the restrictions of these Articles, shares shall be transferable but every transfer shall be in writing in the usual common form or in such other forms as the Directors shall from time to time approve, and shall be left at the office accompanied by the certificate of the shares to be transferred and such other evidence (if any) as the Directors may reasonably require to show the right of the transferor to make the transfer.

13. The instrument of transfer of any share shall be executed by or on behalf of the transferor, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the register of members in respect thereof.

14. The Directors may, in their discretion, and without assigning any reason therefor, refuse to register a transfer of any share to any person of whom they do not approve, and they may also refuse to register a transfer of any share on which the Company has a lien. If the Directors refuse to register a transfer they shall within one month after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal in accordance with the provisions of the Act.

15. The Company shall be entitled to charge a fee not exceeding one dollar ($1.00) on the registration of every transfer.

16. The registration of transfer may be suspended at such times and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than thirty (30) days in any year.

TRANSMISSION OF SHARES

17. The personal representatives, guardian or trustee as the case may be of a deceased, incompetent or bankrupt sole holder of a registered share shall be the only persons recognised by the Company as having any title to the shares. In the case of a share registered in the names of two or more holders, the survivor or survivors, and the personal representative, guardian or trustee, as the case may be, of the deceased, incompetent or bankrupt, shall be the only persons recognised by the Company as having any title to the share but they shall not be entitled to exercise any rights as a member of the Company until they have proceeded as set forth in the following two Articles.

18. Any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any member may be registered as a member upon such evidence being produced as may reasonably be required by the Directors. An application by any such person to be registered as a member for all purposes shall be deemed to be a transfer of shares of the deceased, incompetent or bankrupt member and the Directors shall treat it as such.

19. Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any member may, instead of being registered himself, request in writing that some person to be named by him be registered as a transferee of such share or shares and such request shall likewise be treated as if it were a transfer.

ALTERATION IN CAPITAL

20. Subject to the terms of a Special Resolution passed by the Company for the purpose of increasing the authorised capital of the Company, such increased capital may be divided into shares of such respective amounts, and with such rights or privileges (if any) as the Company think expedient.

21. Any capital raised by the creation of new shares shall be considered as part of the original capital, and shall be subject to the same provisions as if it had been part of the original capital.

22. The Company may by Special Resolutions:-

(a) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(b) cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of the shares so cancelled;

(c) sub-divide its shares or any of them into shares of smaller amount than is fixed by the Memorandum of Association and so that subject to the provisions of these Articles, the resolution whereby any share is sub-divided may determine that as between the holders of the shares resulting from such sub-division one or more of the shares may have such preferred or other special rights over or may have such qualified or deferred rights or be subject to any such restrictions as compared with the other or others as the Company has power to attach to unissued or new shares;

(d) subject to any confirmation or consent required by law, reduce its authorised and issued share capital or any capital redemption reserve fund or any share premium account in any manner;

(e) redominate the currency of the Company's shares by the conversion of such shares from the existing currency of denomination to the same number of shares of another currency with the prior written consent of the Company's creditors, if any.

MEETING OF MEMBERS

23. The Directors may convene meetings of the members of the Company at such times and in such manner and places as the Directors consider necessary or desirable, and they shall convene such a meeting upon the written request of members holding not less than one-tenth of the total paid-up capital of the Company. Any notice required to be given to any member shall also be given to any option holder in the same way as for a member.

24. Seven (7) days' notice at the least, specifying the place, the day and the hour of the meeting and the general nature of the business to be conducted shall be given in manner hereinafter mentioned to such persons whose names on the date the notice is given appear as members in the register of members of the Company and who are entitled to vote at the meeting.

25. A meeting of the members shall be deemed to have been validly held, notwithstanding that it is held in contravention of the requirement to give notice in Article 24, if notice of the meeting is waived by ninety (90) percent majority of the members having a right to attend and vote at the meeting.

26. The inadvertent failure of the Directors to give notice of a meeting to a member, or the fact that a member has not received the notice, does not invalidate the meeting.

PROCEEDING AT MEETING OF MEMBERS

27. No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business, two (2) members present or by proxy shall be a quorum provided always that if the Company has one (1) shareholder on record the quorum shall be that one (1) member present in person or by proxy.

28. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall be dissolved.

29. The Chairman, if any, of the Board of Directors shall preside as Chairman at every General Meeting of the Company, or if there is no such Chairman, or if he is not present within fifteen (15) minutes after the time appointed for the holding of the meeting or is unwilling to act, the members present shall elect one of their members to be Chairman of the meeting.

30. The Chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

31. At any meeting a resolution put to the vote of the meeting shall be declared on a show of hands by a simple majority unless a poll is (before or on the declaration of the result of the show of hands) demanded:-

(a) by the Chairman; or

(b) by any member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the rights to vote at the meeting.

32. Unless a poll be so demanded, a declaration by the Chairman that a resolution has, on a show of hands, been carried, and an entry to that effect in the book containing the minutes of the proceedings of the Company, shall be sufficient evidence of the fact, without proof of the member or proportion of the votes recorded in favour of or against such resolution.

33. If a poll is duly demanded it shall be taken in such manner as the Chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll may be withdrawn.

34. In the case of an equality of votes, whether on a show of hands, or on a poll, the Chairman of the meeting at which the show of hands takes place, or at which the poll is demanded, shall be entitled to a second or casting vote.

VOTES OF MEMBERS

35. At any meeting of members whether on a show of hands or on a poll every holder of a voting share present in person or by proxy shall have one (1) vote for every voting share of which he is the holder.

36. A resolution which has been notified to all members for the time being entitled to vote and which has been approved by a majority of the votes of those members in the form of one or more documents in writing or by telex, telegram, cable, facsimile or other written electronic communication shall forthwith, without the need for any notice, become effectual as a resolution of the members.

37. If a committee be appointed for any member who is of unsound mind he may vote by his committee.

38. If two or more persons are jointly entitled to a share or shares and if more than one of such persons shall vote in person or by proxy at any meeting of members or in accordance with the terms of Article 35, the vote of that person whose name appears first among such voting joint holders in the share register shall alone be counted.

39. Votes may be given either personally or by proxy.

40. The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

41. An instrument appointing a proxy shall be in such form as the Chairman of the meeting shall accept as properly evidencing the wishes of the member appointing the proxy.

42. The instrument appointing a proxy shall be in writing under the hand of the appointor unless the appointor is a corporation or other form of legal entity other than one or more individuals holding as joint owners in which case the instrument appointing a proxy shall be in writing under the hand of an individual duly authorised by such corporation or legal entity to execute the same. The Chairman of any meeting at which a vote is cast by proxy so authorised may call for a notarially certified copy of such authority which shall be produced within seven (7) days of being so requested or the vote or votes cast by such proxy shall be disregarded.

CORPORATION ACTING BY REPRESENTATIVES AT MEETINGS

43. Any corporation or other form of corporate legal entity which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the members or any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company.

DIRECTORS

44. Subject to any subsequent amendment to change the number of Directors, the number of the Directors shall be not less than one.

45. The first Director shall be **Mr. Chin Chee Kee**.

46. Each Director holds office until his successor takes office or until his earlier death, resignation or removal.

47. A vacancy in the Board of Directors may be filled by a resolution of members or of a majority of the remaining Directors.

48. Until Directors are appointed the subscribers to the Memorandum of Association shall have the power to act as Director(s).

49. A Director shall not require a share qualification, but nevertheless shall be entitled to attend and speak at any meeting of the members and at any separate meeting of the holders of any class of shares in the Company.

50. A Director by writing under his hand deposited at the Registered Office of the Company may from time to time appoint another Director or any other person to be his alternate. Every such alternate shall be entitled to be given notice of meetings of the Directors and to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally at

such meeting to have exercised all the powers, rights, duties and authorities of the Director appointing him. Every such alternate shall be deemed to be an officer of the Company and shall not be deemed to be an agent of the Director appointing him. If undue delay or difficulty would be occasioned by giving notice to a Director of a resolution of which his approval is sought in accordance with Article 74, his alternate (if any) shall be entitled to signify approval of the same on behalf of that Director. The remuneration of an alternate shall be payable out of the remuneration payable to the Director appointing him and shall consist of such portion of the last mentioned remuneration as shall be agreed between such alternate and the Director appointing him. A Director by writing under his hand deposited at the Registered Office of the Company may at any time revoke the appointment of an alternate appointed by him. If a Director shall die or cease to hold the office of Director, the appointment of his alternate shall thereupon cease and terminate.

51. The Company may, by resolution, fix the emoluments of Directors in respect of services rendered or to be rendered in any capacity to the Company. The Directors may also be paid such travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors, or any committee of the Directors or meetings of the members, or in connection with the business of the Company as shall be approved by resolution of the Company.

52. Any Director who, by request goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Company go beyond the ordinary duties of a Director, may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as shall be approved by the resolution of the Company.

53. The Company may pay to a Director who at the request of the Company holds any office (including a directorship) in, or renders services to any company in which the Company may be interested, such remuneration (whether by way of salary, commission, participation in profits or otherwise) in respect of such office or services as shall be approved by resolution of the Company.

54. The office of Directors shall be vacated if the Director:-

(a) is removed from office by a resolution of members or by a resolution of Directors; or

(b) becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(c) becomes of unsound mind, or of such infirm health as to be incapable of managing his affairs; or

(d) resigns his office by notice in writing to the Company.

55. (a) A Director may hold any other office or position of profit under the Company (except that of auditor) in conjunction with his office of Director, and may act in a professional capacity to the Company on such terms as to remuneration and otherwise as the Company shall arrange.

(b) A Director may be or become a Director or other officer of, or otherwise interested in any company promoted by the Company, or in which the Company may be interested, as a member or otherwise, and no such Director shall be accountable for any remuneration or other benefits received by him as Director or officer or from his interest in such other company. The Directors may also exercise the voting powers conferred by the shares in any other company held or owned by the Company in such manner in all respects as they think fit, including the exercise thereof in favour of any resolutions appointing them, or any of their number, directors or officers of such other company, or voting or providing for the payment of remuneration to the Directors or officers of such other company. A Director may vote in favour of the exercise of such voting rights in manner aforesaid, notwithstanding that he may be, or be about to become, a Director or officer of such other company, and as such in any other manner, or may be, interested in the exercise of such voting rights in manner aforesaid.

(c) No Director shall be disqualified by his office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director shall be in any way interested be voided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by such contract or arrangement, by reason of such director holding that office or of the fiduciary relationship thereby established. The nature of a Director's interest must be declared by him at the meeting of the Directors at which the question of entering into contract or arrangement is first taken into consideration, and if the Director was not at the date of that meeting interested in the proposed contract or arrangement, or shall become interested in a contract or arrangement after it is made, he shall forthwith after becoming so interested advise the Company in writing of the fact and nature of his interest. A general notice to the Directors by a Director that he is member of a specified firm or company, and is to be regarded as interested in any contract or transaction which may, after the date of notice, be made with such firm or company shall (if such Director shall give the same at a meeting of the Directors, or shall take reasonable steps to secure that the same is brought up and read at the next meeting of Directors after it is given) be a sufficient declaration of interest in relation to such contract or transaction with such firm or

company. A Director may be counted as one of a quorum upon a motion in respect of any contract or arrangement which he shall make with the Company, or in which he is so interested as aforesaid, and may vote upon such motion

MANAGING DIRECTORS

56. (a) The Directors may from time to time appoint one or more of their body to the office of managing director for such period and on such terms as they think fit and, subject to the terms of any agreement entered into in any particular case, may revoke any such appointment. A Director so appointed, shall not while holding that office, be subject to retirement by rotation or be taken into account in determining the rotation of retirement of Directors, but his appointment shall be automatically determined if he ceases for any cause to be a Director.

(b) A managing director shall, subject to the terms of any agreement entered into in any particular case, receive such remuneration (whether by way of salary, commission or participation in profits, or partly in one way and partly in another) as the Directors may determine.

(c) The Directors may entrust to and confer upon a managing director any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of their own powers, and from time to time revoke, withdraw, alter, or vary all or any of those powers.

OFFICERS

57. Any person may hold more than one office and no officer needs be a Director or member of the Company. The officers shall remain in office until removed from office by the Directors whether or not a successor is appointed.

58. Any officer who is a body corporate may appoint any person as its duly authorised representative for the purpose of representing it and of transacting any of the businesses of the officers.

POWERS OF DIRECTORS

59. The business of the Company shall be managed by the Directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company, and may exercise all such powers of the Company as are not by the Act or by these Articles required to be exercised by the members subject to any delegation of such powers as may be authorised by these Articles and to such requirements as may be prescribed by a resolution of the members; but

no requirement made by a resolution of the members shall prevail if it be inconsistent with these Articles nor shall such requirement invalidate any prior act of the Directors which would have been valid if such requirement had not been made.

60. The board may entrust to and confer upon any director or officer any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and from time to time revoke, withdraw, alter or vary all or any of such powers. The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any Articles that may be imposed on it by the Directors.

61. The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

62. Any Director who is a body corporate may appoint any person as its duly authorised nominee for the purpose of representing it at Board Meetings and of transacting any of the business of the Directors.

63. All cheques, promissory notes, drafts, bill of exchange and other negotiable instruments and all receipts for monies paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

64. The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertakings, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or any third party.

65. The continuing Directors or sole continuing Director may act notwithstanding any vacancy in their body, save that if the number of directors shall have been fixed at two or more persons and by reason of vacancies having occurred in the Board there shall be only one continuing director he shall be authorised to act alone only for the purpose of appointing another director.

PROCEEDINGS OF DIRECTORS

66. The meetings of the Board of Directors and any committee thereof shall be held at such place or places as the Directors shall decide.

67. The Directors may elect a Chairman of their meetings and determine the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present at the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

68. The Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes; in case of any equality of votes, the Chairman shall have a second or casting vote. A Director may at any time summon meetings of the Directors. If the Company shall have only one Director the provisions hereinafter contained for meetings of the Directors shall not apply but such sole Director shall have full power to represent and act for the Company in all matters and in lieu of minutes of a meeting shall record in writing and sign a note or memorandum of all matters requiring a resolution of the Directors. Such note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

69. A Director shall be given not less than seven (7) days' notice of a meeting of the Directors.

70. Notwithstanding Article 69 above, a meeting of Directors held in contravention of that Article shall be valid if a majority of the Directors entitled to vote at the meeting have waived the notice of the meeting.

71. The inadvertent failure to give notice of a meeting to a Director, or the fact that a Director has not received the notice, does not invalidate the meeting.

72. (a) The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed shall be two, a Director and his appointed Alternate Director being considered only one person for this purpose, PROVIDED ALWAYS that if there shall at any time be only a sole Director the quorum shall be one.

(b) If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall be dissolved.

73. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference by telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

74. A resolution approved in writing by a majority of the Directors for the time being entitled to receive notice of a meeting of the Directors or of a committee of the Directors and taking the form of one or more documents in writing or by telex, telegram, cable or other written electronic communication shall be as valid and effectual as if it had been passed at a meeting of the Directors of such committee duly convened and held, without the need for any notice.

INDEMNITY

75. Subject to the provisions of the Act and of any other statute for the time being in force every Director or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, and no Director or other officer shall be liable for any loss, damage or misfortune which may happen to, or be incurred by the Company in the execution of the duties of his office, or in relation thereto.

SECRETARY

76. The Secretary shall in accordance with the Act be appointed by the Directors for such term, at such remuneration, and upon such conditions as they think fit, and any Secretary so appointed may be removed by them. The first Secretary shall be **Mr. Chin Chee Kee**.

SEAL

77. The Directors shall provide for the safe custody of the common seal of the Company. The common seal when affixed to any instrument, except as provided in Article 3, shall be witnessed by a Director or any other person so authorised from time to time by the Directors. The Directors may provide for a facsimile of the common seal and approve the signature of any Director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the seal had been affixed to such instrument and the same had been signed as hereinbefore described.

DIVIDENDS AND RESERVES

78. The Directors may by resolution declare a dividend but no dividend shall be payable except out of the profit of the Company, or in excess of the amount recommended by the Directors.

79. Dividends may be declared and paid in money, shares or other property.

80. (a) In computing the profit for the purpose of resolving to declare and pay a dividend, the Directors may include in their computation the net unrealised appreciation of the assets of the Company.

(b) The Directors may deduct from any dividend or other moneys payable to any Member on or in respect of a share all sums of money (if any) presently payable by him to the Company on account of calls or in connection therewith.

(c) The Directors may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

81. The Directors may from time to time pay to the members such interim dividends as appear to the Directors to be justified by the profit of the Company.

82. Subject to the rights of holders of shares entitled to special rights as to dividends, all dividends shall be declared and paid according to the par value of the shares in issue.

83. The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for meeting contingencies, or for any other purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit.

84. If several persons are registered as joint holders of any shares, any of them may give effectual receipt for any dividend or other monies payable on or in respect of the share.

85. Notice of any dividend that may have been declared shall be given to each member in manner hereinafter mentioned and all dividends unclaimed for three (3) years after having been declared may be forfeited by the Directors for the benefit of the Company.

86. No dividend shall bear interest against the Company.

BOOKS AND RECORDS

87. The Company shall keep such accounts and records as the Directors consider necessary or desirable in order to reflect the financial position of the Company.

88. The Company shall keep minutes of all meetings of Directors, members, committees of Directors, committees of officers and committees of members, and copies of all resolutions consented to by Directors, members, committees of Directors, committees of officers and committees of members.

89. The books, records and minutes required by Article 87 and 88 shall be kept at the registered office of the Company or at such place as the Directors determine, and shall be open to the inspection of the Directors at all times.

90. The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or Articles the books, records and minutes of the Company or any of them shall be open to the inspection of members not being Directors, and no member (not being a Director) shall have any rights of inspecting any book, record, minute or document of the Company except as conferred by law or authorised by resolution of the Directors.

AUDIT

91. The Directors may by resolution call for the accounts of the Company to be examined by an auditor or auditors to be appointed by them at such remuneration as may from time to time be agreed.

92. Every auditor of the Company shall have the right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the officers of the Company such information and explanations as he thinks necessary for the performance of his duties.

93. The report of the auditor shall be annexed to the accounts upon which he reports, and the auditor shall be entitled to receive notice of, and to attend, any meeting at which the Company's audited profit and loss account and balance sheet is to be presented.

NOTICES

94. Any notice, information or written statement required to be given to members shall be served:-

(a) by mail (airmail service if available) addressed to the member whose name and address has been given for service of notice or

(b) in the absence of an address for service being given, or if the notice, information or written statement cannot be served for any other reason, by publishing the notice, information or written statement in the Gazette and in one or more newspaper published or circulated in the Federal Territory of Labuan and in newspaper in the place where the Company has its principal office.

95. All notices directed to be given to the members shall, with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the share register, and notice so given shall be sufficient notice to all the holders of such share.

96. Any notice, if served by post, shall be deemed to have been served within ten (10) days of posting, and in proving such service it shall be sufficient to prove that the letter containing the notice was properly addressed and put into the post office.

WINDING UP

97. If the Company shall be wound up, the liquidator may, in accordance with a resolution of members, divide amongst the members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

ARBITRATION

98. (a) Whenever any difference arises between the Company on the one hand and any of the members, their executors, administrators or assigns on the other hand touching the true intent and construction or incidence or consequences of these presents or of the Act touching everything done or executed, omitted or suffered in pursuant of the Act or touching any breach or alleged breach or otherwise relating to the premises or to these presents or to any Act affecting the Company or to any of the affairs of the Company such difference shall, unless the parties agree to refer the same to a single arbitrator, be referred to two arbitrators, one to be chosen by each of the parties to the difference and the arbitrators shall, before entering on the reference, appoint an umpire.

(b) If either party to the reference makes default in appointing an arbitrator either originally or by way of substitution (in the event that an appointed arbitrator shall die, be incapable of acting or refuse to act) for ten (10) days after the other party has given him notice to appoint the same such other party may appoint an arbitrator to act in the place of the arbitrator of the defaulting party.

AMENDMENT TO ARTICLES

99. The Company may alter or modify the conditions contained in these Articles as originally drafted or as amended from time to time by a Special Resolution of the Company.

We, the undersigned subscribers whose names and addresses are subscribed hereunder being subscribers hereby agree to the foregoing Articles of Association.

Name, Address and Occupation of Subscribers	Signature of Subscribers
Noblehouse International Trust Sdn. Bhd. (Registered Trust Company) Level 10, Wisma Oceanic Jalan OKK Awang Besar 87007 Labuan F.T. Malaysia.	(Subscribed on its behalf by Mr. Chin Chee Kee NRIC No.: 550320-12-5053, Director of Noblehouse International Trust Sdn. Bhd.)

Dated this 17th day of June 2002.

Witness to the above signature:

Lim Sok Kim
NRIC No.: 550915-02-5748
Level 10, Wisma Oceanic
Jalan OKK Awang Besar
87007 Labuan F.T.
Malaysia